EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


Zions Bancorporation:


We consent to the incorporation by reference in Zions Bancorporation's (i) Registration Statement (Form S-3 No. 33-58801) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, (ii) Registration Statement (Form S-8 No. 33-58845) and related Prospectus pertaining to Zions Bancorporation Employee Stock Savings Plan, and (iii) Registration Statement (Form S-8 No. 33-58855) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, of our report dated January 16, 1997, relating to the consolidated balance sheets of Zions Bancorporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in this annual report on Form 10-K for the year ended December 31, 1996. Our report refers to changes in accounting principles relating to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," and No. 122, "Accounting for Mortgage Servicing Rights."

The audit referred to in the above-mentioned report also included the related financial schedule entitled Short-term Borrowings, for each of the years in the three-year period ended December 31, 1996, included in Part II, Item 7 on page
42. In our opinion, such financial schedule presents fairly the information required to be set forth therein for each of the years in the three-year period ended December 31, 1996.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 33-58845) of Zions Bancorporation Employee Stock Savings Plan of our report dated March 7, 1997, relating to the statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996, which report appears in this annual report on Form 11-K for the year ended December 31, 1996.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 33-58855) of Zions Bancorporation Employee Investment Savings Plan of our report dated March 7, 1997, relating to the statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996, which report appears in this annual report on Form 11-K for the year ended December 31, 1996.



                                             /s/ KPMG Peat Marwick LLP


Salt Lake City, Utah
March 21, 1997